UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 15, 2015
Date of Report
Date of earliest event reported
BLUCORA, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800,
Bellevue, Washington 98004
(Address of Principal Executive Offices)
425-201-6100
Registrant’s Telephone Number, Including Area Code
601 108th Avenue N.E., Suite 1200
Bellevue, Washington 98004
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
            On January 15, 2015, Blucora, Inc. (“Blucora”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Eric M. Emans, Chief Financial Officer and Treasurer of Blucora. The Employment Agreement is effective as of January 6, 2015 (“Effective Date”), and replaces the previous agreement between Blucora and Mr. Emans, which expired on the Effective Date.  The term of the Employment Agreement is three years from the Effective Date.  Mr. Eman’s base salary is set at $350,000, with a target bonus of 60% of his base salary, measured against criteria set by Blucora's Board of Directors.  The other terms of the Employment Agreement conform to the standard form of employment agreement recently entered into by other Blucora executives.  The above description is only a summary of the material terms, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Ex-10.1 Amended and Restated Employment Agreement between Blucora, Inc. and Eric M. Emans

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2015

BLUCORA, INC.

/s/ Nathan Garnett
Nathan Garnett
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Ex-10.1	Amended and Restated Employment Agreement between Blucora, Inc. and Eric M. Emans